UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 23, 2004

HALLIBURTON COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-3492	No. 75-2677995
(Commission File Number)	(IRS Employer Identification No.)

1401 McKinney, Suite 2400, Houston, Texas	77010
(Address of Principal Executive Offices)	(Zip Code)

(713) 759-2600
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN REPORT

Item 8.01. Other Events.

On September 23, 2004, we announced that KBR, our engineering and construction subsidiary, will be reorganized from five product lines to two divisions: energy and chemicals, and government and infrastructure. As a result, we expect to record roughly $30 million in related, one-time charges in the 2004 third quarter. After KBR’s plan of reorganization to implement its proposed asbestos and silica settlement becomes effective, we expect to make a decision on whether to separate the KBR unit through a sale, spin-off or initial public offering.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALLIBURTON COMPANY

Date: September 27, 2004	By:	/s/ Margaret E. Carriere
Margaret E. Carriere
Vice President and Secretary